Exhibit 99.1

California Issues HVIP Approval, Granting Mullen’s Class 3 EV

Trucks a $45,000 Cash Voucher Per Vehicle Sold

Under HVIP, the Mullen THREE EV truck, with a suggested MSRP of $68,500, now qualifies for a rebate of up to $45,000.

When combined with the available $7,500 federal tax credit, the net effective cost of the Mullen THREE would be less than $17,000.

BREA, Calif., Apr. 29, 2024 -- via IBN -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, announces today the California Air Resources Board (“CARB”) has approved the Company’s all-electric Class 3 low cab forward, the 2024 Mullen THREE, for the Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”).

The HVIP program plays a crucial role in the deployment of zero-emission technologies and accelerates commercialization by providing point-of-sale vouchers to make advanced vehicles more affordable. Under HVIP, the 2024 Mullen THREE EV truck, with a suggested MSRP of $68,500, now qualifies for up to $45,000 cash voucher. When combined with the available $7,500 federal tax credit, the net effective cost of the Mullen THREE could be less than $17,000. A copy of Mullen’s Class 3 HVIP approval can be found here.

“California’s HVIP approval for the 2024 Mullen THREE is a significant milestone making our Class 3 electric truck even more attractive and accessible to businesses seeking to electrify their fleets,” said David Michery, CEO of Mullen Automotive.

Mullen recently announced that it is now in receipt of CARB approval for both 2024 and 2025 Class 3 model years. Mullen’s Class 1 and Class 3 commercial vehicles are both in receipt of Environmental Protection Agency (“EPA”) and CARB certifications and in full compliance with U.S. Federal Motor Vehicle Safety Standards.

The all-electric Mullen THREE is a Class 3 low cab forward EV truck featuring a robust payload, a 125-mile range and is purpose-built to meet the demands of urban last-mile delivery. The Mullen THREE chassis has a clean top-of-rail design to support a variety of upfits for vocational needs, to last mile delivery, construction, landscaping, catering and more.

About California HVIP

California’s Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (HVIP) plays a crucial role in the deployment of zero-emission and near-zero-emission technologies. HVIP accelerates commercialization by providing point-of-sale vouchers to make advanced vehicles more affordable. Launched by the California Air Resources Board in 2009, the project is part of California Climate Investments. HVIP is the earliest model in the U.S. to demonstrate the function, flexibility, and effectiveness of first-come, first-served incentives that reduce the incremental cost of commercial vehicles.

To learn more, visit www.californiahvip.org

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (EVs) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, how long the HVIP and other government incentives will be available; the net pricing impact of these programs on the Mullen THREE EV truck and the estimated milage range of the Mullen THREE. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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